CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (the “Agreement”) is entered as of this 29th day of October, 2007, by and between Capital City Petroleum, Inc., a Delaware corporation (“Assignee”), and Zenith Fund VIII, LLC (d/b/a Capital City Energy Fund VIII, LLC), an Ohio limited liability company (“Assignor”).

WHEREAS, Assignor desires to contribute all of Assignor’s right, title and interest in and to the oil and gas leases (the “Leases”) and lands (the “Lands”) described in Exhibit A attached hereto (the “Oil and Gas Properties”) to Assignee.

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           Contribution of Assets.  Assignor hereby assigns, transfers, conveys and delivers to Assignee, and Assignee hereby accepts from Assignor, all of the Oil and Gas Properties, which include:

(a)           Assignor’s leasehold interests in oil, gas and other minerals, including working interests, earned working interests, net profits interests, rights of assignment and reassignment, and all other rights and interests in the Leases;

(b)           All fee interests in oil, gas and other minerals, including rights under mineral deeds, conveyances, options and assignments;

(c)           All royalty interests, overriding royalty interests, production payments, rights to take royalties in kind, and all other interests in and/or payable out of production of oil, gas, and other minerals;

(d)           All rights and interests in or derived from operating agreements, unit agreements, orders and decisions of state and federal regulatory authorities establishing units, joint operating agreements, enhanced recovery agreements, water flood agreements, farmout and farming agreements, options, drilling agreements, unitization, pooling and communitization agreements, oil and/or gas sales agreements, processing agreements, gas gathering and transmission agreements, gas balancing agreements, salt water disposal and injection agreements, assignments of operating rights, subleases, and any and all other agreements to the extent they pertain to the Leases, Lands and the wells located on the Leases;

(e)           All rights of way, casements, surface fees, surface leases, servitudes and franchises insofar as they pertain to the Leases and the wells located on the Leases;

(f)           All permits and licenses of any nature, owned, held or operated by Assignor in connection with the Leases, Lands and the wells located on the Lands subject to the Leases;

(g)           All producing, non-producing, and shut-in oil and gas wells, salt water disposal wells, water wells, injection wells, and all other wells on or attributable to the Leases, whether or not identified; and

(h)           All pumping units, pumps, casing, rods, tubing, wellhead equipment, separators, heater treaters, tanks, pipelines, gathering lines, flow lines, valves, fittings and all other surface and downhole equipments, fixtures, related inventory, gathering and treating facilities, personal property and equipment used in connection with the Leases and the wells located on the Leases and all other interests described above.

Notwithstanding the date of execution of this Agreement, Assignor is assigning to Assignee the Oil and Gas Properties effective as of October 1, 2007.  For the avoidance of doubt, any revenue related to the Oil and Gas Properties received on or after October 1, 2007 will be the property of Assignee.

2.           Consideration.  The total consideration provided to Assignor in connection with the contribution of the Oil and Gas Properties to Assignee (valued at $1,636,716) is the issuance by Assignee to Assignor (or its designee) of (a) 43,209.30 shares of Common Stock of Assignee (valued at $12.50 per share) and (b) 43,863.99 shares of Series A Preferred Stock of Assignee (valued at $25.00 per share).

3.           Representations and Warranties of Assignor. Assignor represents and warrants to Assignee as follows:

(a)           Organization and Standing.  Assignor is limited liability company duly organized, validly existing, and in good standing under the laws of its state of organization, has the power to own, lease and operate the properties it now owns, leases and operates, and to carry on its business as now being conducted, and is duly qualified or licensed to do business and are in good standing in every domestic and foreign jurisdiction in the United States and elsewhere in which the nature of its business or their ownership or leasing of property requires such qualification.

(b)           Authorization.  Assignor has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance of this Agreement has been duly approved by all necessary actions of Assignor, and this Agreement constitutes the valid and binding obligation of Assignor enforceable against Assignor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and general principles of equity.

(c)           AS-IS.  Except as specifically provided for herein, the Oil and Gas Properties are being sold to Assignee on as “as is, where is” basis.  ASSIGNOR MAKES NO REPRESENTATION OR WARRANTY TO ASSIGNEE, EXPRESS OR IMPLIED, WITH RESPECT TO THE OIL AND GAS PROPERTIES.

4.           Representations and Warranties of Assignee.  Assignee represents and warrants to Assignor as follows:

(a)           Organization and Standing.  Assignee is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, has the power to own, lease, and operate the properties it now owns, leases and operates, and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing in every domestic and foreign jurisdiction in the United States and elsewhere in which the nature of its business or its ownership or leasing of property requires such qualification.

(b)           Authorization.  Assignee has full power and authority and the legal right to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery, and performance of this Agreement has been duly approved by all necessary actions, and the Agreement constitutes a valid and binding obligation of Assignee enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and general principles of equity.

(c)           Stock.  The authorized capital stock of the Assignee consists of 3,000,000 shares of Common Stock, $0.001 par value per share (the “Common Stock”), and 325,000 shares of Preferred Stock, $0.001 par value per share, all of which have been designated “Series A Preferred Stock”). The Common Stock and Series A Preferred Stock issued to Assignor pursuant to this Agreement are validly issued, fully paid and nonassessable, and are free of any liens or encumbrances.

5.           Issuance of Warrant.  In consideration for the efforts of Capital City Partners, LLC in connection with the transaction contemplated by this Agreement, Capital City Partners, LLC was issued a warrant to purchase 5307.32 shares of Common Stock of Assignee with an exercise price of $12.50 per share.

6.           Code Section 351.  Assignee and Assignor shall each use their best efforts to cause the contribution of the Oil and Gas Properties and issuance of Common Stock and Preferred Stock  to the Assignee as an exchange described at Sections 351(a) and (b) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement should be interpreted to cause the contributions of the Oil and Gas Properties by Assignor to Assignee in exchange for the Common Stock and Preferred Stock of Assignee to be described at Sections 351(a) and (b) of the Code, such that no gain or loss will be recognized by the Assignor to the extent they receive stock within the meaning of Section 351(a) of the Code.

7.           Further Assurances; Cooperation.  Assignor agrees to execute and deliver such further instruments of conveyance and transfer as Assignee may reasonably request to convey and transfer effectively to Assignee the Oil and Gas Properties.

8.           Entire Agreement; Amendment.  This Agreement constitutes the entire agreement and understanding of the parties hereto and supercede any prior written or oral understandings of the parties.  This Agreement may be amended only by an instrument in writing executed by all parties hereto.

9.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Contribution Agreement on the day and year first above written.

Capital City Petroleum, Inc.

By /s/ Timothy Crawford
Its CEO

Zenith Fund VIII, LLC (d/b/a Capital City Energy Fund VIII, LLC)

By Capital City Petroleum, Inc. (successor in interest to Capital City Petroleum, LLC)
Its Manager

By /s/ Timothy Crawford
Its CEO

Exhibit A

Oil and Gas Properties